EXHIBIT Q

           		WAGNER & BROWN PROSPECTS, RELEASE PRICES
           		 AND REDUCTIONS TO CAPITAL COST CEILINGS




1.      Hinnant Prospect
       	Jim Hogg County, Texas


	All of Borrower's leasehold interest in the S.R. Peebles Survey, A-243, Patent No. 607 in depths 100' below the stratigraphic equivalent of the Queen City formation as seen from a measured depth of 5,105' to a measured depth of 6,651' in the Shell Lopez #1 Well.

                            Release Price:  $2,000,000

2.      Cuellar Tract Prospect
       	Zapata County, Texas


	All of Borrower's leasehold interest in the J.M. Cuellar Survey No. 278, A-423 in depths below the stratigraphic equivalent of the Queen City formation as seen from a measured depth of 5,105' to a measured depth of 6,651' in the Shell Lopez #1 Well.

                            Release Price:  $5,200,000


3.      Fandango Equivalent Prospect
       	Jim Hogg and Zapata Counties, Texas

	All of Borrower's leasehold interest in:

	(1) South 1/2 of the A. Stehle Survey No. 624, A-500, which is defined as that acreage south of a line 2,500', more or less, south and parallel to the north boundary of A-500.
	(2) S/2 of the B.S.& F. (F.C. Guerra) Survey No. 86, A-142 (Jim Hogg Co.) and A-436 (Zapata Co.), which is defined as that acreage south of a line 2,500', more or less, south and parallel to the north boundary of A-142 and A-436.
	(3) North 1/2 of the A. Stehle Survey No. 624, A-500 as to all depths except 100' above and 100' below the stratigraphic equivalent of the T5-T10 Sands as seen in the Loma Vieja #1 from a measured depth of 13,085' to a measured depth of 14,660' (which is part of the producing reservoirs included in the Wilcox T5-T10 Sands dedication.
	(4) N/2 of the B.S.& F. (F.C. Guerra) Survey No. 86, A-142 (Jim Hogg Co.) and A-436 (Zapata Co.) as to all depths except 100' above and 100' below the stratigraphic equivalent of the T5-T10 Sands as seen in the Loma Vieja #1 from a measured depth of 13,085' to a measured depth of 14,660' (which is part of the producing reservoirs included in the Wilcox T5-T10 Sands dedication.

                            Release Price:  $300,000

4.      Queen City Prospect
       	Jim Hogg and Zapata Counties, Texas


	Limited to 100' above and 100' below the stratigraphic equivalent of the Queen City Sand as seen from a measured depth of 5,105' to a measured depth of 6,651' in the Shell Lopez #1 Well, all of Borrower's leasehold interest in the Loma Vieja/Martinez area, as follows:

			J. M. Cuellar A-423
			A. Stehle A-499
			H. & G. N. R.R. A-51 (Zapata Co.)
			H. & G. N. R.R. A-193 (Jim Hogg Co.)
			J. Teodoro A-548 (Zapata Co.)
			J. Teodoro A-362 (Jim Hogg Co.)
			T. & N. O. R.R. A-100 (Zapata Co.)
			T. & N. O. R.R. A-318 (Jim Hogg Co.)
			F. C. Guerra A-436 (Zapata Co.)
			F. C. Guerra A-142 (Jim Hogg Co.)

                            Release Price:  $1,000,000

5.      U Sands Prospect
       	Jim Hogg and Zapata Counties, Texas

	Limited to 100' above and 100' below the stratigraphic equivalent of the U Sands as seen in the Shell #1 Lopez Well from a measured depth of 15,100' to a measured depth of 18,000', all of Borrower's leasehold interest in the B.S.& F. (F.C. Guerra) Survey No. 86, A-142 (Jim Hogg Co.) and A-436 (Zapata Co.); the A. Stehle Survey No. 624, A-500; Sabas De La Garza Survey No. 614, A-117, and the Sabas De La Garza Survey No. 84, A-116.

                            Release Price:  $2,000,000